UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Registrant’s address, including zip code, and telephone number, including area code, of principal executive offices)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2014, Mr. Kevin M. Harrigan, Interim Vice President and Corporate Controller of Walter Energy, Inc. (the “Company”), was appointed Vice President, Chief Accounting Officer and Corporate Controller effective immediately and will serve as the successor to Mr. Robert P. Kerley whose resignation was previously reported.

Mr. Harrigan, age 36, joined the Company in February 2012, first serving as Controller for Jim Walter Resources and, from September 2012 to May 2014, serving as U.S. Controller.  Prior to joining the Company, from April 2002 to February 2012, Mr. Harrigan worked at Consol Energy, Inc. as General Manager, Accounting and Reporting where he was responsible for accounting functions and actively participated in the company’s financial reporting process.  Prior to his service at Consol Energy, Inc., Mr. Harrigan was a Staff Auditor at Arthur Andersen, LLP from September 2000 to April 2002 where he was substantively involved in developing and testing a controls-based testing program. Mr. Harrigan earned a Bachelor of Science in business administration and a Masters of Science in accountancy from Duquesne University and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: May 22, 2014	By:	/s/ Earl H. Doppelt
Earl H. Doppelt, Executive Vice President,
General Counsel and Secretary